Exhibit 99.1

For Immediate Release
March 4, 2009

Press Release

thinkorswim Group Inc. Reports Record 2008 Financial Results

Record New Accounts and Trading Volume Drive 164% Rise in Full-Year Net Income

NEW YORK — March 4, 2009 — thinkorswim Group Inc. (NASDAQ:SWIM), a leading provider of online brokerage and investor education services, today announced financial results for the full year and fourth quarter ended December 31, 2008.

Full Year Highlights (year-over-year comparisons):

•                  Record revenues of $371.8 million, 53 percent of which were brokerage-based

•                  Record pre-tax income of $81.0 million, 22 percent of revenues

•                  Record net income of $59.4 million, or $0.87 per diluted share

•                  Non-GAAP Sales Transaction Volume (“STV”) of $320.7 million, 62 percent of which was brokerage-based

•                  Non-GAAP Adjusted EBITDA (before certain items) of $76.5 million, or 24 percent of STV

•                  Record new accounts opened of 108,850. Total accounts of 233,025, an increase of 88 percent

•                  Record funded accounts of 97,800 at year-end, an increase of 69 percent

•                  Record average retail trades per day of 54,200, an increase of 101 percent

•                  Record client assets of $3.0 billion, an increase of 17 percent

Fourth Quarter Highlights (quarterly year-over- year comparisons):

•                  Revenues of $85.8 million, 57 percent of which were brokerage-based

•                  Pre-tax income of $12.2 million, 14 percent of revenues

•                  Net income of $9.5 million, or $0.14 per diluted share

•                  Non-GAAP Sales Transaction Volume (“STV”) of $76.6 million, 64 percent of which was brokerage-based

•                  Non-GAAP Adjusted EBITDA (before certain items) of $15.7 million, or 21 percent of STV;  Pro forma non-GAAP Adjusted EBITDA (before certain items) of $19.4 million, or 25 percent of STV

•                  New accounts opened of 32,700, an increase of 44 percent

•                  New funded accounts of 12,175 during the quarter, an increase of 10 percent

•                  Average retail trades per day of approximately 61,400, an increase of 47 percent

•                  Annualized brokerage revenue per funded account of $1,800

•                  Customer acquisition cost per new funded account of $440

“thinkorswim delivered strong performance in a highly volatile market, primarily driven by robust growth in new accounts and trading volume in our brokerage business.  Full year revenue increased 17 percent from the prior year and reached a record $371.8 million for 2008, while non-GAAP Adjusted EBITDA was $76.5 million.  These results reflect the continued appeal of thinkorswim’s brokerage platform, our relevance to the needs of active traders, and our position as an industry leader,” said Lee Barba, chairman and chief executive officer of thinkorswim.

Analysis of Fourth Quarter 2008 Results

(All comparisons are to the corresponding year-ago period unless otherwise indicated)

For the fourth quarter, brokerage revenue increased 18% to $48.9 million, driven by a 35% increase in transaction revenues (commissions and payment for order flow) offset by a 54% decrease in interest revenue. The increase in transaction revenue was primarily due to the 69% increase year-over-year in retail funded accounts and 47% year-over-year increase in retail DARTs. The net interest revenue decline was primarily due to the dramatic year-over-year decline in the average federal funds rate, partly offset by the 17% increase in client assets to $3.0 billion at year end, of which $1.5 billion is held in cash.

Fourth Quarter 2008 Pro Forma Results

Financial results for the quarter include approximately $3.7 million in brokerage, clearing and execution costs related to unusually large amounts of customer write-offs and trade errors, as well as approximately $1.0 million in other costs and expenses related to the proposed acquisition by TD AMERITRADE.  Adjusting for these items, the Company had pro forma operating income of $19.6 million, net income of $13.2 million and earnings per diluted share of $0.20.  Non-GAAP Adjusted EBITDA excluding these items was $19.4 million and 25% of STV.

Proposed Acquisition by TD AMERITRADE Announced January 8, 2009

On January 8, 2009, thinkorswim Group Inc. and TD AMERITRADE (NASDAQ: AMTD) announced that they had entered into a definitive agreement for TD AMERITRADE to acquire thinkorswim in a cash and stock deal valued at that time at approximately $606 million.

Basis of Presentation

The Company has concluded that, in an effort to provide a better understanding of its operations, the level of detail presented on the face of the Statements of Operations should be modified from the “Analysis by Function of expense” approach, to the “Analysis by Nature of Expense” approach. In the Company’s opinion, this new methodology will provide greater transparency of management direction while fairly presenting its results of operations.

About thinkorswim Group Inc. (NASDAQ: SWIM)

thinkorswim Group Inc. (www.thinkorswim.com) offers market-leading online brokerage, investor education and related financial products and services for self-directed investors and active traders.  thinkorswim, Inc., our award-winning online brokerage division, provides a suite of trading platforms serving self-directed and institutional traders and money managers.  thinkorswim platforms have easy-to-use interfaces, sophisticated analytical and research tools, and fast and efficient order execution for even the most complex trading strategies.  thinkorswim customers trade a broad range of products including stock and stock options, index options, futures and futures options, forex, mutual funds and fixed income. Investools’ Education Group, a subsidiary of thinkorswim Group Inc., offers a full range of investor education products and services that provide lifelong learning in a variety of interactive delivery formats. Investools’ graduates can then apply what they’ve learned by trading with thinkorswim’s online brokerage platforms.

Additional Information and Where to Find It

In connection with the proposed acquisition, TD AMERITRADE filed with the Securities and Exchange Commission (the “SEC”), a Registration Statement on Form S-4 that includes a proxy statement of thinkorswim, which also constitutes a prospectus of TD AMERITRADE. Thinkorswim will mail the proxy statement/prospectus to its stockholders after the foregoing registration statement is declared effective by the SEC. TD AMERITRADE and thinkorswim urge investors and security holders to read the proxy statement/prospectus regarding the proposed acquisition because it contains important information. You may obtain a free copy of the proxy statement/prospectus and other related documents filed by thinkorswim and TD AMERITRADE with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when the registration statement in which it is included is declared effective) and the other documents may also be obtained for free by accessing thinkorswim’s website at www.thinkorswim.com by clicking on the link for “Investors”, then clicking on the link for “Financial Reports” and then clicking on the link for “SEC Filings” or by accessing TD AMERITRADE’s website at www.amtd.com and clicking on the “Investor Relations” link and then clicking on the link for “SEC Filings”.

Participants in this Transaction

thinkorswim, TD AMERITRADE and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from thinkorswim stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of thinkorswim stockholders in connection with the proposed acquisition is set forth in the proxy statement/prospectus filed with the SEC by TD AMERITRADE. You can find information about thinkorswim’s executive officers and directors in thinkorswim’s definitive proxy statement filed with the SEC on April 29, 2008. You can find information about TD AMERITRADE’s executive officers and directors in their definitive proxy statement filed with the SEC on January 6, 2009. You can obtain free copies of these documents from thinkorswim or TD AMERITRADE using the contact information above.

Safe Harbor

This press release may contain forward-looking statements. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” or similar statements.  All forward-looking statements are based largely on current expectations, beliefs and assumptions concerning future events that are subject to substantial risks and uncertainties. These risks and uncertainties include, but are not limited to: general changes in economic conditions and changes in conditions affecting the financial services industry specifically, regulatory developments that affect the way we market or sell our products and services, our inability to protect our proprietary technology, our ability to sell existing products and services in both new and existing markets, and other factors which are more fully described in thinkorswim Group Inc.’s filings with the SEC. Should one or more of these risks or uncertainties materialize, actual results may vary in material aspects from those currently anticipated.  The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

Investor Contacts:
Ida Kane, SVP and CFO
801.816.6918
ida.kane@thinkorswim.com	Media Contact:

Frank Milano	Fran Del Valle
203.682.8343	212.717.5499
frank.milano@icrinc.com	frances.delvalle@influencecentral.com

THINKORSWIM GROUP INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2008	2008	2008	2008

Revenue
Commissions	$35,216	$39,290	$33,126	$26,258
Interest & dividends	3,659	7,109	6,198	7,668
Payment for order flow	7,386	8,451	7,869	6,574
Other brokerage related revenue	2,594	2,140	1,764	1,966
Total brokerage revenue	48,855	56,990	48,957	42,466

Education revenue	36,904	41,075	48,034	48,524
Net revenues	85,759	98,065	96,991	90,990

Costs and expenses
Compensation and benefits	19,411	19,955	22,545	22,057
Brokerage, clearing and execution costs	13,000	11,950	7,962	7,570
Marketing	7,058	8,599	10,164	13,359
Partner commissions	9,075	4,954	6,795	6,530
Events, travel and venue	4,818	5,810	4,501	6,268
Technology and telecommunications	6,338	5,780	6,220	6,246
Depreciation and amortization	6,121	6,198	6,033	5,908
Other	5,003	5,605	5,382	5,336
Total costs and expenses	70,824	68,851	69,602	73,274

Income from operations	14,935	29,214	27,389	17,716

Other income (expense)
Interest expense, net	(2,916)	(2,140)	(264)	(4,190)
Interest income	220	384	272	455
Other	(89)	(13)	—	14
Other income (expense)	(2,785)	(1,769)	8	(3,721)

Net income before income taxes	12,150	27,445	27,397	13,995
Income tax provision	2,606	7,806	8,754	2,468

Net income	$9,544	$19,639	$18,643	$11,527

Net income per common share:
Basic	$0.14	$0.30	$0.28	$0.18
Diluted	$0.14	$0.29	$0.27	$0.17
Weighted average common shares outstanding:
Basic	66,500	66,406	66,043	65,846
Diluted	68,283	68,531	68,754	68,860

THINKORSWIM GROUP INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Revenue
Commissions	$35,216	$25,310	$133,890	$67,734
Interest & dividends	3,659	7,985	24,634	20,961
Payment for order flow	7,386	6,186	30,280	16,293
Other brokerage related revenue	2,594	1,960	8,464	5,894
Total brokerage revenue	48,855	41,441	197,268	110,882

Education revenue	36,904	52,634	174,537	207,127
Net revenues	85,759	94,075	371,805	318,009

Costs and expenses
Compensation and benefits	19,411	23,164	83,968	95,743
Brokerage, clearing and execution costs	13,000	6,351	40,482	16,052
Marketing	7,058	13,388	39,180	51,832
Partner commissions	9,075	8,649	27,354	35,542
Events, travel and venue	4,818	6,355	21,397	28,566
Technology and telecommunications	6,338	4,987	24,584	18,565
Depreciation and amortization	6,121	5,419	24,260	19,601
Other	5,003	5,155	21,326	19,339
Total costs and expenses	70,824	73,468	282,551	285,240

Income from operations	14,935	20,607	89,254	32,769

Other income (expense)
Interest expense, net	(2,916)	(3,378)	(9,510)	(11,059)
Interest income	220	574	1,331	1,868
Other	(89)	5	(88)	7
Other expense	(2,785)	(2,799)	(8,267)	(9,184)

Net income before income taxes	12,150	17,808	80,987	23,585
Income tax provision	2,606	—	21,634	1,150

Net income	$9,544	$17,808	$59,353	$22,435

Net income per common share:
Basic	$0.14	$0.27	$0.90	$0.36
Diluted	$0.14	$0.26	$0.87	$0.34

Weighted average common shares outstanding:
Basic	66,500	65,510	66,202	62,942
Diluted	66,283	68,497	68,485	65,790

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$82,560	$61,579
Marketable securities	—	1,501
Accounts receivable, net of allowance ($150 and $198, respectively)	4,980	11,131
Receivable from clearing brokers	5,738	5,503
Income tax receivable	3,207	—
Deferred tax asset	16,972	13,496
Other current assets	9,179	9,622
Total current assets	122,636	102,832

Long-term restricted cash	373	389
Goodwill	209,546	208,776
Intangible assets, net of accumulated amortization ($32,278 and $17,330, respectively)	117,639	132,587
Software development cost, net of accumulated amortization ($8,470 and $3,363, respectively)	26,198	26,939
Furniture and equipment, net of accumulated depreciation ($12,931 and $8,726, respectively)	6,259	8,007
Other long-term assets	25,557	29,800

Total assets	$508,208	$509,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of deferred revenue	$80,391	$124,486
Other current liabilities	19,889	17,825
Accounts payable	4,196	8,896
Accrued payroll	9,463	13,278
Accrued tax liabilities	6,019	7,544
Current portion of capitalized lease obligations	235	212
Current portion of notes payable	30,000	17,500
Total current liabilities	150,193	189,741

Long-term portion of deferred revenue	30,392	37,384
Long-term portion of capitalized lease obligations	104	330
Long-term portion of notes payable	64,400	100,000
Income tax payable	2,096	—
Deferred tax liabilities	30,555	18,487
Other long-term accrued liabilities	2,579	1,493
Total liabilities	280,319	347,435

Stockholders’ equity:
Common stock $0.01 par value (66,500 and 65,655 shares issued and outstanding, respectively)	665	656
Additional paid-in capital	337,805	331,006
Accumulated other comprehensive (loss) income	(147)	20
Accumulated deficit	(110,434)	(169,787)
Total stockholders’ equity	227,889	161,895

Total liabilities and stockholders’ equity	$508,208	$509,330

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$9,544	$17,808	$59,353	$22,435
Reconciling adjustments:
Depreciation and amortization	6,121	5,419	24,260	19,601
Deferred taxes	657	(136)	9,956	37
Stock compensation expense	1,960	1,934	8,252	15,325
Amortization of exclusivity rights	311	293	1,226	1,172
Contingent shares in connection with exclusivity rights and intellectual property acquired	—	1,359	—	3,550
Amortization of debt issue costs	240	275	1,044	1,043
Change in fair value of interest rate swap, included in interest expense	1,155	999	1,086	1,478
Provision for (recovery of) sales return reserve	(93)	471	1,032	1,363
Provision for (gain) on lease termination	—	(31)	—	105
Provision for bad debt expense	3	70	3	313
Provision for (recovery of) inventory reserve	—	(68)	—	2
(Gain) Loss on sale of assets	(3)	(3)	1	19
Gain on marketable securities	—	(4)	(7)	—
Changes in operating assets and liabilities, net of the effect of acquired businesses:
Accounts receivable	2,489	7,776	6,148	(3,641)
Receivable from clearing brokers	6,373	4,959	(235)	(1,155)
Income tax receivable	(2,403)	(62)	(3,207)	—
Other assets	3,163	(5,492)	100	127
Accounts payable	(7,356)	(4,942)	(5,181)	(7,287)
Deferred revenue	(9,179)	(5,497)	(51,087)	2,295
Accrued payroll	(1,625)	81	(3,815)	4,758
Other liabilities	284	(1,903)	2,639	(7,750)
Accrued tax liabilities	1,953	(498)	812	(668)
Net cash provided by operating activities	13,594	22,808	52,380	53,122

Cash flows from investing activities:
Proceeds from the sale or maturity of marketable securities	—	1,300	1,501	20,641
Proceeds from the sale of equipment	—	5	—	30
Payments for capitalized software development costs	(918)	(4,888)	(6,040)	(16,357)
Purchases of furniture and equipment	(450)	(648)	(2,105)	(3,750)
Cash held in escrow	130	102	1,188	(8,298)
Cash paid in business acquisitions, net of cash received	(130)	(1,040)	(1,188)	(150,387)
Net cash used in investing activities	(1,368)	(5,169)	(6,644)	(158,121)

Cash flows from financing activities:
Payments on capital leases	(56)	(51)	(203)	(190)
Payments on notes payable	(2,500)	(2,500)	(23,100)	(7,500)
Changes in restricted cash	—	(4)	16	(12)
Proceeds from notes payable	—	—	—	125,000
Payment of debt issuance costs	—	—	—	(4,539)
Disqualifying dispositions in exercise of stock options	75	—	75	—
Minimum tax withholding on restricted stock awards	(4)	—	(434)	—
Repurchase of stock	—	—	(1,455)	—
Proceeds from exercise of stock options	2	221	506	882
Net cash (used in) provided by financing activities	(2,483)	(2,334)	(24,595)	113,641

Effect of exchange rates on cash and cash equivalents	(135)	(13)	(160)	14

Increase in cash and cash equivalents	9,608	15,292	20,981	8,656
Cash and cash equivalents:
Beginning of period	72,952	46,287	61,579	52,923

End of period	82,560	61,579	82,560	61,579

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Financial Summary

(unaudited)

Reconciliation of Non-GAAP Information

The following table provides a reconciliation of GAAP Net Income to non-GAAP Adjusted EBITDA for the periods presented. The Company believes Adjusted EBITDA is an important measure of operating performance given the impact of accounting for deferred revenue and certain other costs.

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
in (millions)	2008	2008	2007	2008	2007 *

Net income	$9.5	$19.6	$17.8	$59.4	$16.9
Depreciation and amortization	6.7	6.8	7.2	26.5	25.7
Stock compensation expense	2.0	2.0	1.9	8.3	15.3
Special charges, including deal related	1.4	1.1	—	3.6	11.7
Interest expense, net	2.7	1.8	2.8	8.2	9.1
Income tax provision	2.6	7.8	—	21.6	1.1
Net change in deferred revenue	(9.2)	(16.3)	(5.5)	(51.1)	3.5
Adjusted EBITDA ($)	15.7	22.8	24.2	76.5	83.3
Adjusted EBITDA (as a % of STV)	20.5%	27.9%	27.3%	23.9%	25.1%

The following table provides a breakout of Revenue on an unaudited basis for all periods presented and a reconciliation of non-GAAP Sales Transaction Volume (“STV”) to GAAP Revenue. STV represents sales in a particular period before the effects of deferred revenue recognition from prior periods and the deferral of current period sales. The Company believes STV is an important measure of business volume in the Investor Education segment.

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
in (000s)	2008	2008	2007	2008	2007 *

Brokerage Services Commissions	$35,216	$39,290	$25,310	$133,890	$74,530
Interest & dividends	3,659	7,109	7,985	24,634	22,958
Payment for order flow	7,386	8,451	6,186	30,280	17,114
Other revenue	2,594	2,140	1,960	8,464	6,667
Total brokerage services revenue	48,855	56,990	41,441	197,268	121,269

Investor Education
Sales transaction volume	27,725	24,824	47,137	123,450	210,398
Total sales transaction volume	76,580	81,814	88,578	320,718	331,667
Change in deferred revenue	9,179	16,251	5,497	51,087	(3,528)
Revenue	85,759	98,065	94,075	371,805	328,139

* The Company’s SEC filings for 2007 reflect Investools’ merger with thinkorswim Holdings, Inc. on February 15, 2007. However, for comparative purposes, the year ended December 31, 2007 have included results of operations as if the merger occurred on January 1, 2007 (pro-forma). The Company believes that given the size of the merger, comparing actual to actual would not be the most representative way to explain our operating results.

Segment Information

The following table provides information on an unaudited basis concerning thinkorswim Group Inc.’s operations by reportable segment for the periods presented. The Company’s SEC filings and the table below reflects consolidated results following the Company’s  merger with thinkorswim Holdings, Inc., on February 15, 2007 and the Company’s stand-alone results through February 14, 2007.

	Three Months Ended December 31,		Years Ended December 31,
in (000s)	2008	2007	2008	2007
Revenue
Brokerage Services	$48,855	$41,441	$197,268	$110,882
Investor Education	36,904	52,634	174,537	207,127
Revenue	85,759	94,075	371,805	318,009

Income (Loss) from Operations
Brokerage Services	$15,466	$18,627	$82,361	$42,598
Investor Education	(531)	1,980	6,893	(9,829)
Income from operations	14,935	20,607	89,254	32,769

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Operating Metrics thru December 31, 2008

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
thinkorswim Inc.
Trading Days	63.0	63.0	251.5	249.5

New Retail Accounts Opened(1)	32,700	22,675	108,850	75,875
New Funded Retail Accounts	12,175	11,075	45,200	38,325
Period-End Funded Retail Accounts	97,800	57,775	97,800	57,775

Retail DARTs(2)	61,400	41,900	54,200	27,000
Active Trader DARTs(3)	118,300	20,400	78,400	23,300
Total DARTs	179,700	62,300	132,600	50,300

Total Trades	11,325,000	3,926,000	33,361,000	12,552,000

Ending Client Assets ($MM)	$3,020	$2,580	$3,020	$2,580
Average Client Equity/Retail Account	$30,900	$44,900	$30,900	$44,900
Retail Commission Per Trade	$8.41	$9.01	$8.41	$9.01

Investor Education Group
Total Paid Graduates(4)	18,330	12,260	47,890	43,090
Ending Cumulative Graduates(5)	398,000	337,000	398,000	337,000
Ending Active Subscribers(6)	97,600	102,800	97,600	102,800

Upsell Rate (7)	25%	40%	32%	42%
PHD program	10%	16%	10%	19%
Masters program	14%	20%	14%	24%
Associates program	34%	31%	36%	30%
Apprentice	34%	0%	14%	0%
Trading rooms	8%	33%	26%	27%

(1) Accounts opened are accounts that have initiated the application process with the intent to fund.

(2) Retail DARTs are trades executed using the retail thinkorswim platform.

(3) Active Trader DARTs are trades executed using an active trader platform such as thinkpipes.

(4)  Includes students who graduated from both the Foundation Course and the Currency Trader Course.

(5) Cumulative graduates include graduates and their guest attendees at workshops.

(6) Active Subscribers include subscribers to Investools Online, prophet.net, and Investools FX.

(7) This table illustrates the workshop upsell rates during the periods indicated. Workshop upsell rates are the sales that take place at the workshops of advanced product sales. Upsell rates do not include sales from the Company’s other sales operations.